EXHIBIT 10.1

WAIVER AGREEMENT
THIS WAIVER AGREEMENT (this “Agreement”) dated as of 20th  July, 2009, by and Universal Travel Group, a Nevada corporation, with headquarters located at Shennan Road, Hualian Center, Room 301-309, Shenzhen, the People’s Republic of China (the “ Company ”), and the investors listed on the Schedule of Buyers in the Securities Purchase Agreement (each, a “ Buyer ” and collectively, the “ Buyers ”).

BACKGROUND
A.          In connection with the Securities Purchase Agreement by and among the parties hereto of August 28, 2008 (the “ Securities Purchase Agreement ”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) shares (the “ Common Shares ”) of the Company's common stock, par value $0.001 per share (the “ Common Stock ”), and (ii) warrants (the “ Warrants ”) which will be exercisable to purchase shares of Common Stock (as exercised, the “ Warrant Shares ”) in accordance with the terms of the Warrants.

B.          In accordance with the terms of the Securities Purchase Agreement, the Company had agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “ 1933 Act ”), and applicable state securities laws and pursuant thereto had entered into a Registration Rights Agreement on August 28, 2008 (the “Registration Rights Agreement”).

C.          In consultation with the Buyers, the Company did not file the registration statement on Form S-1to register the Registrable Securities pursuant to Section 2 of the Registration Statement and in connection therewith, the Company has asked the Buyers and Buyers are agreeable to waiving  their rights to any damages that may or have accrued to the Buyers as a result of such non-registration as of the date hereof.

NOW, THEREFORE,  in consideration of the premises,  the parties hereto agree as follows:
1.	Definitions. Unless other wise defined, all the terms used herein shall have the same meaning as in the Securities Purchase Agreement and the Registration Rights Agreement.

2.
Waiver. Subject to the terms and conditions  hereof, the Buyers hereby, irrevocably and unconditionally agree with the Company to waive their rights to any damages and liabilities arising out of the non-registration of the Registrable Securities pursuant to the Registration Rights Agreement, in particular to Section 2 of the said agreement as of the date hereof. The foregoing waiver is not and shall not be construed as an amendment, waiver or modification of the Registration Rights Agreement except as expressly provided herein.

3.
No  Waiver;  Other  Defaults .  Nothing contained  in this Waiver  Agreement  shall be construed  or  interpreted  or is intended as a waiver of or  limitation  on any  other rights,  powers,  privileges  or remedies that the Buyers have or may have  under the  Registration Rights Agreement.

4.
Counterparts.  This Waiver  Agreement  may be executed by the parties  hereto  in any  number  of  separate  counterparts,  and  all  of  said counterparts  taken  together  shall be  deemed to  constitute  one and the same instrument.

5.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  The Company hereby appoints Sichenzia Ross Friedman Ference LLP with offices at 61 Broadway, 32nd Floor, New York, NY 10006, as its agent for service of process in New York.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.
Releases. The Buyers further  release the Company and their  direct and indirect stockholders and other affiliates, officers, employees,   directors  and  agents  (“Releasees”) from any and all  claims, demands, liabilities, responsibilities,  disputes, causes of action (whether at law or in equity) and  obligations of every nature  whatsoever,  whether liquidated or unliquidated, known or unknown, matured or unmatured,   fixed or contingent  (collectively,  the "Claims") that the Buyers may have against them,  arising from or relating to any  actions or  inactions  of  Releasees  on or prior to the date  hereof  with  respect  to the Registration Rights Agreement.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

COMPANY:

UNIVERSAL TRAVEL GROUP

By:	/s/ Jiangping Jiang
Name: Jiangping Jiang Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

BUYER:

ACCESS AMERICA FUND, LP

By:	/s/ Christopher Efird
Name: Christopher Efird Title: President

BUYER:

CHINAMERICA FUND LP

By:	/s/ Beau Johnson
Name: Beau Johnson Title: Managing Partner

BUYER:

POPE INVESTMENT II LLC

By:	/s/ William P. Wells
Name: William P. Wells Title: President, Pope Asset Management

BUYER:

HELLER CAPITAL INVESTMENTS, LLC

By:	/s/ Ronald I. Heller
Name: Ronald I. Heller Title: CIO

BUYER:

CGM as C/F RONALD I. HELLER IRA

By:	/s/ Ronald I. Heller
Name: Ronald I. Heller Title:

BUYER:

INVESTMENT HUNTER, LLC

By:	/s/ Gary C. Evans
Name: Gary C. Evans Title: Manager

BUYER:

MARED INVESTMENTS

By:	/s/ Edward R. Rashid
Name: Edward R. Rashid Title: President

BUYER:

HIGH CAPITAL FUNDING, LLC

By:	/s/ Daniel A. Rappaport
Name: Daniel A. Rappaport Title:

BUYER:

MERRILL LYNCH, PIERCE, FENNER & SMITH, FBO BEAU L. JOHNSON

By:	/s/ Beau Johnson
Name: Beau Johnson Title: